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                                                                       EXHIBIT B

                             JOINT FILING AGREEMENT

                  In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock of Paragon Trade Brands, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this 4th day of October, 1999.


                                 /s/  Robin E. Winslow
                            -------------------------------
                            Robin E. Winslow



                               /s/   Frank E. Williams, Jr.
                            -----------------------------------
                            Frank E. Williams, Jr.




                                   /s/   Matthew S. Metcalfe
                            ------------------------------------
                            Matthew S. Metcalfe


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